CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form 20-F of our report dated August 9, 2006, relating to the consolidated financial statements of Western Copper Business (the “Business”).

“PricewaterhouseCoopers LLP”

Chartered Accountants
Vancouver, BC, Canada
April 10, 2007